Twelve Months Ended December 31, 2002

                                                                                                                   PROFORMA
                                                                                                 PROFORMA          COMBINED
                                          CSRV           ABP           ASR        MERIDIAN      ADJUSTMENTS        COMPANY
                                      --------------------------------------------------------------------------------------
Revenue                               $40,406,261   $ 4,900,270    $24,903,389   $ 3,279,067         $--         $73,488,987
Cost of Services                       21,822,214     1,328,514     12,341,974     1,629,642          --          37,122,344
                                      --------------------------------------------------------------------------------------
Gross Profit                           18,584,047     3,571,756     12,561,415     1,649,425          --          36,366,643
Operating Expenses
         Compensation & Benefits        4,987,722     1,855,962           --         737,261          --           7,580,945
         Marketing & Selling            4,248,954       501,668      2,138,211       180,530          --           7,069,363
         General & Administrative       6,326,964     1,626,945      8,513,770       617,194          --          17,084,873
         Interest, net                     29,634         3,480        857,539        14,394          --             905,047
                                      --------------------------------------------------------------------------------------
           Total Operating Expenses    15,593,274     3,988,055     11,509,520     1,549,379          --          32,640,228
                                      --------------------------------------------------------------------------------------
Income before income taxes              2,990,773      (416,299)     1,051,895       100,046          --           3,726,415
Income taxes                                 --        (186,826)       261,266        64,009          --             138,449
                                      --------------------------------------------------------------------------------------
Net Income                            $ 2,990,773   $  (299,473)   $   790,629   $    36,037         $--         $ 3,587,966
                                      ======================================================================================
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